Exhibit 3.2

                                   BY-LAWS
                                      OF
                         ML ASSET BACKED CORPORATION

                                  ARTICLE I.

                                   OFFICES

     ML Asset Backed Corporation (hereinafter called the "Corporation") may establish or discontinue, from time to time, such offices and places of business within or without the State of Delaware as the Board of Directors may deem proper for the conduct of the Corporation's business.

                                 ARTICLE II.

                           MEETINGS OF STOCKHOLDERS

     Section 1.  Annual Meeting.  The annual meeting of the holders of
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shares of such class or series of stock as are entitled to notice thereof and to vote thereat pursuant to the provisions of the Certificate of Incorporation (hereinafter called "Annual Meeting of Stockholders") for the purpose of electing directors and transacting such other business as may come before it shall be held in each year at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

     Section 2.  Special Meetings.  In addition to such special meetings
                 ----------------
as are provided for by law or by the Certificate of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation's stock may be called at any time by the Board of Directors and may be held at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

     Section 3.  Notice of Meetings.  Except as otherwise provided by law,
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notice of each meeting of stockholders shall be given either by delivering a notice personally or mailing a notice to each stockholder of record entitled to vote thereat. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his address as it appears on the stock books of the Corporation unless, prior to the time of mailing, he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be in such form as is approved by the Board of Directors or the Secretary, as the case may be, and shall state the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, and shall be delivered personally or mailed not more than fifty (50) days and not fewer than ten (10) days before the day of the meeting. Except as otherwise provided by law, the business that may be transacted at any such meeting of stockholders shall consist of and be limited to the purpose or purposes so stated in such notice.

     Section 4.  Waiver of Notice.  Anything herein contained to the
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contrary notwithstanding, notice of any meeting of stockholders shall not be required as to any stockholder who shall attend and participate in the business transacted at such meeting in person or by proxy, or who shall, or whose proxy or attorney duly authorized shall, sign a written waiver thereof, whether before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 5.  Organization.  The Chairman of the Board shall act as
                 ------------
chairman at all meetings of stockholders at which he is present, and as such chairman shall call such meetings of stockholders to order and preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section 5 of Article II to be performed by him at such meeting shall be performed at such meeting by the officer prescribed by Section 6 of Article V. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

     Section 6.  Judges.  All votes by ballot at any meeting of
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stockholders shall be conducted by two judges who shall, except as otherwise provided by law, be appointed for the purpose by  the chairman of the
meeting.  The judges shall decide upon the   qualifications of voters, count
the votes and declare the result.

     Section 7.  Stockholders Entitled to Vote.  The Board of Directors
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may fix a date not more than fifty (50) days nor less  than ten (10) days prior to the date of any meeting of stockholders, or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent or express such dissent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent or express such dissent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. The Secretary shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place, specified in the notice of the meeting, within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

     Section 8.  Quorum and Adjournment of Meetings.  Except as otherwise
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provided by law or by the Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote at the meeting present in person or by proxy without regard to class or series shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, the holders of a majority of such shares of stock present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned, provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9.  Order of Business.  The order of business at all meetings
                 -----------------
of stockholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of stock present in person or by proxy and entitled to vote without regard to class or series at the meeting.

     Section 10.  Vote of Stockholders.  Except as otherwise permitted by
                  --------------------
law or by the Certificate of Incorporation or the By-Laws, all action by stockholders shall be taken at a stockholders' meeting. Every stockholder of record, as determined pursuant to Section 7 of this Article II, and who is entitled to vote, shall be entitled at every meeting of the stockholders to one vote for every share of stock standing in his name on the books of the Corporation, except as otherwise expressly provided in the Certificate of Incorporation with respect to any class or series of the Corporation's capital stock. Every stockholder entitled to vote shall have the right to vote in person or by proxy duly appointed by an instrument in writing, subscribed by such stockholder and executed not more than three (3) years prior to the meeting, unless the instrument provides for a longer period.
The attendance at any meeting of stockholders of a stockholder who may theretofore have given a proxy shall not have the effect of rescinding such proxy unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. Election of directors shall be by ballot but, unless otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise provided by law, by the Certificate of Incorporation or by Section 14 of Article III, all elections of directors and all questions shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question.

     Section 11.  Action Without a meeting.  Except as otherwise provided
                  ------------------------
by law or by the Certificate of Incorporation, any action required to be taken, or which may be taken, at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted; provided, that prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 12.  Attendance at Stockholders' Meetings.  Except as
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otherwise provided by the Certificate of Incorporation or the By-Laws, any
stockholder of the Corporation shall be entitled to attend any meeting of stockholders of the Corporation regardless of whether such stockholder shall be entitled to vote any shares thereat or to have received notice thereof.

                                 ARTICLE III.

                              BOARD OF DIRECTORS

     Section 1.  Election and Term.  Except as otherwise provided by law
                 -----------------
or by the Certificate of Incorporation, and subject to the provisions of Sections 2, 13, 14 and 15 of this Article III, directors shall be elected at the Annual Meeting of Stockholders to serve until the next annual meeting of stockholders and until their successors are elected and qualify or until their earlier resignation or removal.

     Section 2.  Qualification.  Acceptance of the office of director may
                 -------------
be expressed orally or in writing. The Board of Directors or the stockholders may fix, from time to time, such qualifications, if any, for election as a director or the continued holding of such office as they may deem appropriate in view of the Corporation's business. Whenever any director of the Corporation ceases to be an employee of the Corporation and of all corporations that control or are under common control with the Corporation, he shall thereupon also cease to be a director of the Corporation without any further action on his part or on the part of the Board of Directors or the Chairman of the Board.

     Section 3.  Number.  The number of directors may be fixed from time
                 ------
to time by resolution of the Board of Directors or by action of the stockholders but shall not be less than one nor more than twenty.

     Section 4.  General Powers.  The business, properties and affairs of the
                 --------------
Corporation shall be managed by or under the direction of the Board of Directors, which, without limiting the generality of the foregoing, shall have power to elect and appoint officers of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Corporation to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation and over its seal, without specific authority in each case, and to appoint committees of the Board of Directors in addition to those provided for in
Article IV hereof, the membership of which may consist of either one or more directors and one or more persons who are not directors or two or more persons who are not directors, and which may advise the Board of Directors with respect to any matters relating to the conduct of the Corporation's business. The Board of Directors may designate one or more directors as alternate members of any committee, including those provided for in Article IV hereof, who may replace any absent or disqualified member at any meeting of the committee. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things that are not reserved to the stockholders by law or by the Certificate of Incorporation.

     Section 5.  Place of Meetings.  Meetings of the Board of Directors
                 -----------------
may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors.

     Section 6.  Organization Meeting.  A newly elected Board of Directors
                 --------------------
shall meet and organize, and also may transact any other business that might be transacted at a regular meeting thereof, as soon as practicable after each Annual Meeting of Stockholders, at the place at which such meeting of stockholders took place, without notice of such meeting, provided a majority of the whole Board of Directors is present. If such a majority is not present, such organization meeting may be held at any other time or place that may be specified in a notice given in the manner provided in Section 8 of this Article III for special meetings of the Board of Directors, or in a waiver of notice thereof.

     Section 7.  Regular Meetings.  Regular meetings of the Board of
                 ----------------
Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

     Section 8.  Special Meetings; Notice and Waiver of Notice.  Special
                 ---------------------------------------------
meetings of the Board of Directors shall be called by the Secretary on the request of the Chairman of the Board, or the President, or on the request of any director stating the purpose or purposes of such meeting. Notice of a special meeting shall be in form approved by the director pursuant to whose request the meeting was called, subject to reasonable control of the Secretary. Notices of special meetings shall be mailed to each director, addressed to him at his residence or usual place of business, not later than two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or other form of recorded communication, or be delivered personally or by telephone, not later than the day before such day of meeting. Notice of any meeting of the Board of Directors or of any committee thereof need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein, or if he shall be present at the meeting and participate in the business transacted thereat except if a director attends for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any meeting of the Board of Directors or of any committee thereof shall be a legal meeting without any notice thereof having been given, if all members shall be present thereat. Unless limited by law, by the Certificate of Incorporation, by the By-Laws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting.

     Section 9.  Organization of Meetings.  The Chairman of Board shall
                 ------------------------
preside at all meetings of the Board of Directors at which he is present. If the Chairman of the Board shall be a absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 9 of Article III to be performed by him at such meeting shall be performed at such meeting by the officer prescribed by Section 6 of Article V. If no such officer is present at such meeting, one of the directors present shall be chosen by the members of the Board of Directors present to preside at such meeting. The Secretary of the Corporation shall act as the secretary at all meetings of the Board of Directors and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

     Section 10.  Quorum and Manner of Acting.  Except as otherwise
                  ---------------------------
provided by Section 6 of this Article III, at every meeting of the Board of Directors one-third (1/3) of the total number of directors constituting the whole Board of Directors shall constitute a quorum but in no event shall a quorum be constituted by less than two (2) directors. Except as otherwise provided by law, or by the Certificate of Incorporation, or by Section 15(a) of this Article III, or by Section 1 of Article IV, or by Section 3 of
Article V, or by Article IX, the act of a majority of the directors present at any such meeting, at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by a member of the Board of Directors in a meeting pursuant to this Section 10 of this Article III shall constitute his presence in person at such meeting.

     Section 11.  Voting.  On any question on which the Board of Directors
                  ------
shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors so requests at the time.

     Section 12.  Action without a Meeting.  Except as otherwise provided
                  ------------------------
by law or by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

     Section 13.  Resignations.  Any director may resign at any time upon
                  ------------
written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

     Section 14.  Removal of Directors.  Any director may be removed,
                  --------------------
either for or without cause, at any time, by action of the holders of record of a majority of the outstanding shares of stock entitled to vote at an election of directors, either at a meeting of the holders of such shares or, whenever permitted by law and the Certificate of Incorporation, without a meeting by their written consents thereto.

     Section 15.  Filling of Vacancies.  Except as otherwise provided by law
                  --------------------
or the Certificate of Incorporation, in case of any increase in the number of directors, or of any vacancy in the Board of Directors, including any prospective vacancy to result from the effectiveness at a future date of a resignation therefrom, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled, either (a) by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors though the remaining directors be less than the quorum provided in Section 10 of this Article III, or by a sole remaining director, or (b) by the holders of capital stock of the Corporation entitled to vote thereon, either at an Annual Meeting of Stockholders or at a special meeting of such holders called for that purpose. The directors so chosen shall hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualify or until their earlier removal or resignation.

                                 ARTICLE IV.

                                  COMMITTEES

     Section 1.  Constitution and Power.  The Board of Directors may, by
                 ----------------------
resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint one or more committees of the Board of Directors, which shall have such powers and duties as the Board of Directors shall properly determine. No such committee of the Board of Directors shall be composed of fewer than two (2) directors.

     Section 2.  Place of Meetings.  Meetings of any committee of the
                 -----------------
Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors or such committee.

     Section 3.  Meetings; Notice and Waiver of Notice.  Regular meetings
                 -------------------------------------
of any committee of the Board of Directors shall be held at such times as may be determined by resolution either of the Board of Directors or of such committee and no notice shall be required for any regular meeting. Special meetings of any committee shall be called by the secretary thereof upon request of any member. Notice of any special meeting of any committee shall be in form approved by the Chairman of the Board. Notices of special meetings shall be mailed to each member, addressed to him at his residence or usual place of business, not later than two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or any other form of recorded communication, or be delivered personally or by telephone, not later than the day before such day of meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee, need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or the By-Laws. Notices of any such meeting need not be given to any member of any committee, however, if waived by him as provided in Section 8 of Article III, and the provisions of such Section 8 with respect to waiver of notice of meetings of the Board of Directors shall apply to meetings of any committee as well.

     Section 4.  Organization of Meetings.  The most senior officer of the
                 ------------------------
corporation present, if any be members of the committee, and, if not, the director present who has served the longest as a director, except as otherwise expressly provided in the By-Laws or by the Board of Directors or the committee, shall preside at all meetings of any committee. The Secretary of the Corporation, except as otherwise expressly provided by the Board of Directors, shall act as secretary at all meetings of any committee and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

     Section 5.  Quorum and Manner of Acting.  One third (1/3) of the
                 ---------------------------
members of any committee then in office, but not less than two (2), shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present, shall be the act of such committee. In the absence of a quorum, a majority of the members of any committee present, or, if two or fewer members shall be present, any member of the committee present or the Secretary, may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. The provisions of Section 10 of Article III with respect to participation in a meeting of a committee of the Board of Directors and the provisions of Section 12 of Article III with respect to action taken by a committee of the Board of Directors without a meeting shall apply to participation in meetings of and action taken by any committee.

                                  ARTICLE V.

                                 THE OFFICERS

     Section 1.  Officers--Qualifications.  The elected officers of the
                 ------------------------
Corporation shall be a Chairman of the Board and a Secretary and also may include a President, one or more Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents, and a Treasurer. The elected officers shall be elected by the Board of Directors. One or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers and agents may be appointed by the Board of Directors or may be appointed pursuant to Sections 6 or 7 of this Article V. Whenever any officer of the Corporation ceases to be an employee of the Corporation and of all corporations that control or are under common control with the Corporation, he shall thereupon also cease to be an officer of the Corporation without any further action on his part or on the part of the Board of Directors or the Chairman of the Board.

     Section 2.  Term of Office; Vacancies.  So far as is practicable, all
                 -------------------------
elected officers shall be elected at the organization meeting of the Board of Directors in each year, and except as otherwise provided in Sections 1, 3 and 4, and subject to the provisions of Section 6 of this Article V, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify, or until their earlier removal or resignation. All appointed officers shall hold office during the pleasure of the Board of Directors and the President. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

     Section 3.  Removal of Elected Officers.  Any elected officer may be
                 ---------------------------
removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, or by the stockholders, at any regular meeting or at any special meeting called for the purpose.

     Section 4.  Resignations.  Any officer may resign at any time, upon
                 ------------
written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

     Section 5.  Officers Holding More Than One Office.  Any officer may
                 -------------------------------------
hold two or more offices the duties of which can be performed concurrently by the same person.

     Section 6.  The Chairman of the Board.  The Chairman of the Board shall
                 -------------------------
direct, coordinate and control the Corporation's business and activities and its operating expenses and capital expenditures, and shall have general authority to exercise all the powers necessary for the chairman of the board of the Corporation, all in accordance with basis policies established by and subject to the control of the Board of Directors. He shall be responsible for the employment or appointment of employees, agents and officers (except officers to be elected by the Board of Directors pursuant to Section 1 of this Article V) as may be required for the conduct of the business and the attainment of the objectives of the Corporation. He shall have authority to suspend or to remove any employee, agent or appointed officer of the Corporation and to suspend for cause any elected officer of the Corporation and, in the case of the suspension for cause of any such elected officer, to recommend to the Board of Directors what further action should be taken. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation. As provided in Section 5 of Article II, he shall act as Chairman at all meetings of the stockholders at which he is present, and, as provided in Section 9 of Article III, he shall preside at all meetings of the Board of Directors at which he is present. In the absence of the Chairman of the Board, his duties shall be performed and his authority may be exercised by the President, and, in the absence of the President and the Chairman of the Board, such duties shall be performed and his authority may be exercised by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.

     Section 7.  The President.  The President shall be the chief executive
                 -------------
officer and the chief operating officer of the Corporation. He shall implement the general directives, plans and policies formulated by the Chairman of the Board pursuant to the By-Laws, in general shall have authority to exercise all powers delegated to him by the Chairman of the Board and shall establish operating and administrative plans and policies and direct and coordinate the Corporation's organizational components, within the scope of the authority delegated to him by the Board of Directors or the Chairman of the Board. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation and responsibility for the employment or appointment of such employees, agents and officers (except officers to be elected by the Board of Directors pursuant to Section 1 of this Article V) as may be required to carry on the operations of the business. He shall have authority to suspend or to remove any employee or agent of the Corporation (other than officers). As provided in Section 6 of this Article V, in the absence of the Chairman of the Board, his duties shall be performed and his authority may be exercised by the President. In the absence of the President, his duties shall be performed and his authority may be exercised by the Chairman of the Board. In the absence of the Chairman of the Board and the President, such duties shall be performed and such authority may be exercised by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.

     Section 8.  The Executive Vice Presidents.  The several Executive
                 -----------------------------
Vice Presidents, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board or the President.

     Section 9.  The Senior Vice Presidents.  The several Senior Vice
                 --------------------------
Presidents, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board, the President, or any Executive Vice President.

     Section 10.  The Vice Presidents.  The several Vice Presidents, if
                  -------------------
any, shall perform such duties and may exercise such authority as may from to time be conferred upon them by the Board of Directors, the Chairman of the Board, the President, any Senior Vice President, or any Executive Vice President.

     Section 11.  The Secretary.  The Secretary shall attend to the giving
                  -------------
of notice of all meetings of stockholders and of the Board of Directors and committees thereof, and, as provided in Section 5 of Article II, Section 8 of
Article III, and Section 4 of Article IV, shall keep minutes of all proceedings at meetings of the stockholders, and of the Board of Directors and committees thereof at which he is present, and where some other person has served as secretary thereto, the Secretary shall maintain custody of the minutes of such proceedings. As provided in Section 2 of Article VII, he shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the Chairman of the Board shall perform his duties.

     Section 12.  The Treasurer.  The Treasurer shall have the care and
                  -------------
custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, thereunto duly authorized by the By-Laws or by the Board of Directors, shall, from time to time, direct or approve. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation, and shall render a statement of his accounts whenever the Board of Directors or any other appropriate elected officer of the Corporation shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of the treasurer of a corporation. When required by the Board of Directors, or any other appropriate elected officer of the Corporation, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors, or any other appropriate elected officer of the Corporation, shall approve. In the absence of the Treasurer, such person as shall be designated by the Chairman of the Board shall perform his duties.

     Section 13.  Additional Duties and Authority.  In addition  to the
                  -------------------------------
foregoing specifically enumerated duties and authority, the several officers of the Corporation shall perform such other duties and may exercise such further authority as the Board of Directors may, from time to time, determine, or as may be as signed to them by any superior officer.

                                 ARTICLE VI.

                         STOCK AND TRANSFERS OF STOCK

     Section 1.  Stock Certificates.  The capital stock of the Corporation
                 ------------------
shall be represented by certificates signed by, or in the name of the Corporation by the Chairman of the Board, the President, any Senior Vice President, any Executive Vice President or any Vice President and the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation. In case any such officer who has signed any such certificate shall have ceased to be such officer before such certificate is delivered by the Corporation, it may nevertheless be issued and delivered by the Corporation with the same effect as if such officer had not ceased to be such at the date of its delivery. The certificates representing the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

     Section 2.  Transfers of Stock.  Transfers of stock shall be made on
                 ------------------
the books of the Corporation by the Secretary or an Assistant Secretary of the Corporation, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class or series of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require and with all required stock transfer tax stamps affixed thereto and cancelled or accompanied by sufficient funds to pay such taxes.

     Section 3.  Lost Certificates.  In case any certificate of stock
                 -----------------
shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that, in each such case, the applicant for a substitute certificate shall furnish evidence to the Corporation, which it determines in its discretion is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by it.

     Section 4.  Determination of Stockholders of Record for Certain
                 ---------------------------------------------------
Purposes.  The Board of Directors may fix, in advance, a date, not more
--------
than sixty (60) days prior to the date of payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividend or other distribution, or any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of its capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                 ARTICLE VII.

                                CORPORATE SEAL

     Section 1.  Seal.  The seal of the Corporation shall be in the form
                 ----
of a circle and shall bear the name of the Corporation and, in the center of the circle, the words "Corporate Seal, Connecticut" and the year of incorporation.

     Section 2.  Affixing and Attesting.  The seal of the Corporation
                 ----------------------
shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In his absence, it may be affixed and attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer or by any other person or persons as may be designated by the Board of Directors.

                                ARTICLE VIII.

                                MISCELLANEOUS

     Section 1.  Fiscal Year.  The fiscal year of the Corporation shall
                 -----------
end on the final Friday of December in each year and the succeeding fiscal year shall begin on the day next succeeding the last day of the preceding fiscal year.

     Section 2.  Signatures on Negotiable Instruments.  All bills, notes,
                 ------------------------------------
checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

     Section 3.  References to Article and Section Numbers and to the
                 ----------------------------------------------------
By-Laws an the Certificate of Incorporation.  Whenever in the By-Laws
-------------------------------------------
reference is made to an Article or Section number, such reference is to the number of an Article or Section of the By-Laws. Whenever in the By-Laws reference is made to the By-Laws, such reference is to these By-Laws of the Corporation, as amended, and whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation, as amended, including all documents deemed by the General Corporation Law of the State of Delaware to constitute a part thereof.

                                 ARTICLE IX.

                                  AMENDMENTS

     The By-Laws may be altered, amended or repealed at any Annual Meeting of Stockholders, or at any special meeting of holders of shares of stock entitled to vote thereon, provided that in the case of a special meeting, notice of such proposed alteration, amendment or repeal be included in the notice of meeting, by a vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote thereon, or (except as otherwise expressly provided in any By-Law adopted by the stockholders) by the Board of Directors at any valid meeting by affirmative vote of a majority of the whole Board of Directors.
                            ______________________